Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp. Announces

Completion of Rights Offering and Restructuring

YOUNGSTOWN, Ohio (June 12, 2013) – United Community Financial Corp. (NASDAQ: UCFC), holding company of The Home Savings and Loan Company, completed its $5.0 million rights offering. The offering was fully subscribed, so UCFC is in the process of issuing 1,818,181 common shares to subscribing shareholders. UCFC intends to use the proceeds from the rights offering for general corporate purposes.

Patrick W. Bevack, President and CEO of United Community and Home Savings, commented, “The rights offering was the final step in the execution of our current capital raise, and we can now focus our efforts on executing our business plan.”

As part of its business plan, Home Savings has implemented a restructuring that will allow management to more efficiently develop and implement its strategic goals.

As a result of the restructuring, Gregory G. Krontiris, Senior Vice President and Chief Lending Officer of Home Savings, decided on June 10, 2013 to leave the bank to pursue other opportunities. Mr. Krontiris’ last day with Home Savings will be June 14, 2013. The Company wishes him much success in his future endeavors.

In addition, Home Savings has promoted two of its officers: Matthew T. Garrity and Jude J. Nohra.

Mr. Garrity has been promoted to Executive Vice President of Home Savings. Mr. Garrity will be responsible for Credit Administration, Special Assets, Commercial Lending and Real Estate and Facilities. Mr. Garrity began his career with Home Savings in June 2009 as its Senior Vice President and Chief Credit Officer.

Mr. Nohra has been promoted to Executive Vice President, Corporate Governance, and Secretary of Home Savings. Mr. Nohra will remain as General Counsel & Secretary of UCFC and General Counsel of Home Savings. Mr. Nohra began his career with UCFC and Home Savings in June, 2004 as UCFC’s Secretary and Vice President, General Counsel & Secretary of Home Savings, and he was promoted in July 2009 to General Counsel of UCFC and Senior Vice President of Home Savings. Mr. Nohra will assume responsibility for the oversight of Risk Management in addition to Legal and Compliance.

As a wholly-owned subsidiary of United Community Financial Corp., Home Savings operates 33 full-service banking offices and eight loan production offices located throughout Ohio and western Pennsylvania. Additional information on UCFC and Home Savings may be found at www.ucfconline.com.

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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